SPIMCO NEW YORK MUNICIPAL INCOME FUND II

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO New York Municipal Income Fund II (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, William B. Ogden, IV retired as a Trustee of the Trust, effective as of December 31, 2022;

NOW, THEREFORE, as a result of the foregoing Trustee retirement, the eight (8) Trustees of the Trust are:

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	1633 Broadway New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway
New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

Alan Rappaport	1633 Broadway
New York, New York 10019

E. Grace Vandecruze	1633 Broadway
New York, New York 10019

Kathleen McCartney	1633 Broadway New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 13th day of March, 2023, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan G. Leshaw
Ryan G. Leshaw, Chief Legal Officer

Signature Page – PIMCO New York Municipal Income Fund II (PNI)